Filed under Rule 424 (b)(3), File No. 333-132201
                          Pricing Supplement No. 104 - dated 08/11/2008
                                    (To prospectus dated 03/07/2006 and
                                prospectus supplement dated 03/30/2006)

Toyota Motor Credit Corporation



===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240ALU2      100%       	0.750%            99.250%

-------------------------------------------------------------------


===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    4.250%      Semi-Annual 	03/20/2013      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of March and September of each year commencing 03/20/2009, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 09/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.




===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240ALV0      100%       	1.500%            98.500%

-------------------------------------------------------------------


===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.000%      Semi-Annual 	03/20/2019      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of March and September of each year commencing 03/20/2009, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 09/20/2009 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.



===================================================================
                              Purchasing       Proceeds
  CUSIP        Price to       Agent's          Before
  Number       Public(1)      Discount(1)      Expenses(1)
===================================================================

89240ALW8      100%       	2.500%            97.500%

-------------------------------------------------------------------


===================================================================
   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
===================================================================

    5.550%      Semi-Annual 	09/20/2033      Yes

-------------------------------------------------------------------
Medium-Term Note, Series B - TMCC CoreNotes - Fixed Rate.
-------------------------------------------------------------------
Interest Payment Dates: The 20th day of March and September of each year commencing 03/20/2009, and at Maturity.

Redemption Information:
Redeemable in whole at the option of Toyota Motor Credit Corporation on 09/20/2013 and each Interest Payment Date thereafter, at a price equal to 100%, with not less than 30 calendar days' prior notice nor more than 60 calendar days' prior notice.




====================================================================

Toyota Motor Credit Corporation
19001 S. Western Ave
Torrance, California 90501

Trade Date:  08/15/2008
Issue Date:  08/20/2008
Minimum Denominations/Increments: $1,000/$1,000

Original Issue Discount: No
Form: Book-entry

All trades settle without accrued interest and clear SDFS: DTC Book-
entry only
Merrill Lynch DTC Participant Number:  161


(1) Expressed as a percentage of the minimum denomination


                                                   Merrill Lynch & Co.
                                                   Purchasing Agent
                                                   Acting as Principal
=======================================================================